UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2019

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ◻

ITEM 5.07	Submission of Matters to A Vote of Security Holders

 The Company held its Annual Meeting of Stockholders on August 13, 2019. There were four proposals presented by the management of the Company, and all four were approved. The vote was as follows:

Proposal No. 1.
Election of Directors

The election of the following individuals to serve as directors until the next annual meeting or until their successors are duly elected and qualified.

	For	Withheld	Non Votes
Rodney I. Smith	1,695,239	558,724	1,855,793
Ashley B. Smith	1,696,320	557,643	1,855,793
Wesley A. Taylor	1,696,780	557,183	1,855,793
James Russell Bruner	1,693,313	560,650	1,855,793
Richard Gerhardt	1,691,642	562,321	1,855,793

Proposal No. 2.
Proposal to Ratify and Approve the Selection of BDO USA, LLP as the Independent Auditors for the Company for the Year Ending December 31, 2019

For	Against	Abstain	Non Votes
3,645,034	448,881	15,841	—

Proposal No. 3.
Proposal to Approve an Advisory Vote on Executive Compensation for Named Executive Officers

For	Against	Abstain	Non Votes
1,560,682	685,047	8,234	1,855,793

Proposal No. 4.
Proposal to Approve an Advisory Vote on the Frequency of Advisory Votes Regarding Executive Compensation

3 Years	2 Years	1 Year	Abstain	Non Votes
1,157,581	92,747	970,049	33,586	1,855,793

In accordance with the result of this vote, the Board of Directors determined to implement a three year advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2019
SMITH-MIDLAND CORPORATION

By: /s/ Adam J. Krick
Adam J. Krick Chief Financial Officer